Exhibit 10.01


                        REAL PROPERTY PURCHASE AGREEMENT


         THIS REAL PROPERTY PURCHASE AGREEMENT (this "Agreement") is entered into as of the 9th day of March, 2005, by and between Diatect International Corporation, a California corporation, ("Seller") and the Morrell & Associates, LLC ("Buyer").

                                   WITNESSETH:

         Buyer desires to purchase from Seller all of Seller's interest in the real property described below and Seller is willing to sell such interest in real property to Buyer, on the terms, conditions, and provisions hereinafter set forth.

         NOW, THEREFORE, in consideration of the covenants and agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, Seller and Buyer hereby agree as follows:

         1. PURCHASE, SALE, AND AGREEMENTS.

         1.1 Description of Real Property. Seller shall sell to Buyer, and Buyer shall purchase from Seller, on the terms, conditions, and provisions herein contained, all of Seller's interest in and to certain real property (hereinafter the "Property") situated at approximately 875 Industrial Parkway, Heber, Utah 84032, and more particularly described as:

         Beginning at a point that is South a distance of 4200.91 feet and West a distance of 2411.87 feet from the witness corner for the Northeast corner of Section 6, Township 4 South, Range 5 East, Salt Lake Base and Meridian; thence North 0(Degree) 20' 27" East a distance of 199.93 feet; thence North 89(Degree) 54' 02" East a distance of 400.00 feet; thence South 0(Degree) 20' 27" West a distance of 210.00 feet; thence South 89(Degree) 54' 02" West a distance of 389.93 feet to the beginning of a 10 foot tangent curve to the right; thence along said curve through a central angle of 90(Degree) 26' 25", chord bearing and distance of said curve being North 44(Degree) 52' 46" West a distance of 14.20 feet to the point of beginning.

         OHE-1263-A

         Subject to the general property taxes for the year 2003 and thereafter, and any special assessments to become due. Subject to easements and restrictions of record. Excepting therefrom all oil, gas and/or other minerals previously reserved.

including the following items if presently attached to the Property: plumbing, heating, air conditioning fixtures and equipment; water heater; light fixtures and bulbs; bathroom fixtures; permanently affixed carpets; fencing; and trees and shrubs.

         1.2 Purchase Price. The Buyer shall pay the Seller for the Property, Nine Hundred Thousand and No/100 Dollars ($900,000), payable to Seller at Closing.

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         1.3 Title Report. Immediately after the execution of this Agreement,
Seller shall obtain and deliver to Buyer a current commitment for title insurance covering the Property (the "Commitment") issued by a real estate title company licensed to conduct business as such in the state of Utah (the "Escrow Agent"). Buyer shall, within five days of Buyer's receipt of the Commitment, notify Seller of any and each title exception contained in the Commitment that is reasonably objectionable to Buyer. If Buyer timely notifies Seller of any reasonably objectionable title exception, Seller shall attempt to cause each such objectionable title exception to be removed or cured prior to the Closing; provided, however, that if any such objectionable title exception is not or cannot be removed or cured (in the judgment of Seller), then Buyer shall, within five days after written notice from Seller that any objectionable title exception cannot or will not be removed prior to Closing, elect in a written notice to Seller either:

                  (a) to waive each objectionable exception and proceed with the Closing without any adjustment to the Purchase Price and accept such objectionable title exception as a "Permitted Encumbrance"; or

                  (b) to terminate this Agreement and all of the rights and obligations of the parties hereunder.

Failure of Buyer to timely deliver notice to Seller of Buyer's election under the preceding subsection shall be deemed an election by Buyer to waive each objectionable title exception and to accept such objectionable title exceptions as "Permitted Encumbrances."

         1.4 Permitted Encumbrances. As used in this Agreement, the term "Permitted Encumbrances" shall mean:

                  (a) real property taxes and assessments for the year in which the Closing takes place and all periods thereafter;

                  (b) any impositions or assessments resulting from a change in use or tax status of the Subject Property effected by Buyer, including without limitation any roll-back taxes payable for periods prior to Closing;

                  (c) all conditions, restrictions, easements, rights-of-way, encroachments, shortages in area, title exceptions, and other matters of any nature disclosed in the Commitment, other than such title exceptions as to which Buyer timely objects in writing and does not thereafter waive such objection;

                  (d) all conditions, easements, rights-of-way, encroachments, title exceptions, and other matters that would be disclosed or discovered by Buyer making a complete and thorough inspection and survey (conforming to ALTA minimum standard detail requirements for urban properties) of the Property; and

                  (e) any other matters or conditions arising as a result of the acts or omissions of Buyer or its successors-in-interest.

         2. CONDITIONS OF CLOSING.

         2.1 Conditions of Seller's Obligations. The obligations of Seller under this Agreement to sell the Property are subject to the fulfillment, prior to or at Closing, of Buyer having performed and complied in all material respects with its obligations, covenants, and agreements contained in this Agreement on its

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part to be performed and complied with at the appropriate time for such performance and compliance. In the event each of such conditions shall not have been satisfied at or prior to the Closing or waived by Seller, then Seller shall have the right, at Seller's option, to

                  (a) terminate this Agreement by giving written notice of such termination to Buyer, in which event this Agreement shall automatically terminate, and Seller and Buyer shall each be released automatically from all further obligations and liabilities hereunder, except as set forth in sections 5.8 and 5.10 hereof, or

                  (b) pursue any other remedies available to Seller.

         2.2 Conditions to Buyer's Obligations. The obligations of Buyer under this Agreement to purchase the Property are subject to Seller's fulfillment prior to or at the Closing in all material respects with its obligations, covenants, and agreements contained in this Agreement on its part to be performed and complied with at the appropriate times for such performance and compliance. In the event each of such conditions have not been satisfied at or prior to Closing or waived by Buyer, then Buyer shall have the right, at Buyer's option, to terminate this Agreement by giving written notice of such termination to Seller, in which event this Agreement shall automatically terminate and Buyer and Seller each shall be released automatically from all further obligations and liabilities hereunder, except as set forth in sections 5.8 and 5.10 hereof.

         2.3 Condemnation. Buyer shall be bound to purchase the Property for the full purchase price as required by the terms hereof, without regard to the occurrence or effect of any partial condemnation of the Property occurring after the date hereof and prior to the Closing, provided, that such partial condemnation does not result in the taking of more than 5% of the total area of the Property and does not impair Buyer's intended use of the Property. At Closing, Buyer shall have credited against the purchase price due hereunder the amount of any condemnation proceeds collected by Seller prior to Closing as a result of any such partial condemnation, or such proceeds shall be assigned to Buyer if not then collected. In the event any partial condemnation of the Property results in the taking of more than 5% of the total area of the Property or impairs Buyer's intended use of the Property, Buyer may, by written notice to Seller within 15 days after Buyer's receipt of such notice of such partial condemnation of the Property, elect to terminate this Agreement, in which event this Agreement shall automatically terminate and the Buyer and Seller shall each be released from all further obligations and liabilities hereunder, except as set forth in sections 5.8 and 5.10 hereof.

         3. CLOSING AND POST-CLOSING.

         3.1 Closing. The Closing of the subject transaction shall be held at the offices of First American Title at 81 South Main Street, Heber City, Utah 84032, on Wednesday, March 9, 2005 ("Closing"), or at such other date or place as shall be mutually agreed to in writing by Seller and Buyer; provided, however, that Closing may be accomplished on such date through another escrow agent approved in writing by both Seller and Buyer. The date on which the Closing actually takes place or, if more than one day is required to complete the Closing, the date on which the Closing is actually accomplished, is herein referred to and designated as the "Closing Date." At the Closing, the following shall occur, each action being considered a condition precedent to the others and all being considered as taking place simultaneously and (subject to the terms and conditions hereof), each party covenanting to perform or cause to be performed each such action to be performed on its part.

                  (a) Seller shall execute, acknowledge, and deliver to Buyer a Special Warranty Deed conveying and warranting to the Buyer against

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         those claiming by, through, or under Seller, but not otherwise, title to the Property, subject only to the Permitted Encumbrances referred to in section 1.4 hereof.

                  (b) Buyer shall pay to Seller the purchase price in the sum of $900,000, in current and immediately available funds as provided in section 1.2 hereof.

                  (c) All reasonable and customary proration shall be made as of the date that possession of the Property is delivered to Buyer and appropriate credits shall be given for real property taxes (excluding any real property taxes resulting from any change in the use or tax status of the Property affected by Buyer or Buyer's successors-in-interest), assessments, rents, deposits, and other matters, the nature of which properly require such treatment. If on the Closing Date either the applicable assessed value or mill levy for the year in which the Closing occurs cannot be ascertained, real property taxes relative to the property shall be apportioned on the basis of the assessed value and mill levy for the year in which the Closing occurs when such information is available.

                  (d) Seller shall pay in full the premium for the policy of title insurance to be issued in connection with the subject transaction, as set forth in section 3.2 hereof; the Buyer shall pay all costs and premiums required for issuance of such policy as an extended coverage policy of insurance.

                  (e) Buyer shall pay all costs of recording the Special Warranty Deed and all costs associated with Buyer's loan.

                  (f) Buyer and Seller shall each pay one-half of the costs of any escrow established in conjunction with the Closing.

                  (g) Seller shall deliver to Buyer possession of the Property, subject to the Permitted Encumbrances referred to in section 1.4 hereof.

                  (h) Seller and Buyer shall execute and deliver to each other closing statements reflecting the adjustment, payments, and credits described in this section 3.1.

                  (i) Each party shall execute, acknowledge, and deliver such other documents and instruments and take such other action as the either party or its legal counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

         3.2 Owner's Title Insurance. In conjunction with the Closing, Seller shall, at Seller's sole cost and expense, cause to be issued and delivered to Buyer, as the named insured, an ALTA standard form owner's policy of title insurance in the amount of the purchase price of the Property, ensuring that fee simple title to the Property is vested in the Buyer subject only to the Permitted Encumbrances referred to in section 1.4 hereof standard items and exceptions. In the event Buyer desires to obtain an extended coverage policy of title insurance or any requested endorsements or easements to such policy of title insurance, Buyer shall pay the additional costs and premiums necessary for issuance of an extended coverage policy of title insurance and/or any requested endorsement to such policy of title insurance.

         4. DEFAULT AND REMEDIES.

         4.1 Buyer's Remedies on Default. In the event of a default by Seller in the performance of its obligations hereunder, Buyer shall give written notice to Seller designating such default. Seller shall have a period of 10 days following

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the effective date of said notice within which to correct the default of which
Seller has received notice. In the event that Seller shall fail to correct such default within said 10-day period, the Buyer shall have the right, at his option, to:

                  (a) terminate this Agreement and all rights, duties, and obligations of the parties hereunder by giving written notice thereof to Seller; or

                  (b) recover damages from Seller resulting from said default.

         4.2 Seller's Remedies on Default. In the event of a default by Buyer in the performance of its obligations hereunder, Seller shall give written notice to Buyer designating such default. Buyer shall have a period of 10 days following the effective date of said notice within which to correct the default of which Buyer has received notice. In the event that Buyer shall fail to correct such default within said 10-day period, Seller have the right, at its option, to:

                  (a) terminate this Agreement and all rights, duties, and obligations of the parties hereunder by giving written notice thereof to Buyer; or

                  (b) recover damages from Buyer resulting from said default.

         5. GENERAL PROVISIONS.

         5.1 Broker or Finder. Seller represents and warrants to Buyer that Seller has not engaged any broker or finder. Buyer represents and warrants to Seller that Buyer has not engaged any broker or finder.

         5.2 Notices. Any notice, demand, request, or other communication permitted or required under this Agreement shall be in writing and shall be deemed to have been given as of the date so delivered, if personally served; as of the date so sent, if transmitted by facsimile and receipt is confirmed by the facsimile operator of the recipient; as of the date so sent, if sent by electronic mail and receipt is acknowledged by the recipient; one day after the date so sent, if delivered by overnight courier service; or three days after the date so mailed, if mailed by certified mail, return receipt requested, addressed as follows:

         If to Buyer, to:                      Morrell & Associates, LLC
                                               Phil Morrell, Member
                                               617 North Desoto Street
                                               Salt Lake City, Utah

         If to Seller, to:                     Diatect International Corporation
                                               875 South Industrial Parkway
                                               Heber City, Utah  84032
                                               Facsimile: (435) 657-9794

or such other addresses and facsimile numbers as shall be furnished in writing by any party in the manner for giving notices hereunder.

         5.3 Costs. Except as otherwise specifically provided in this Agreement, Seller and Buyer shall each pay its own costs and expenses incurred in preparation and execution of and performance under this Agreement.

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         5.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relative to the subject matter hereof. Any prior negotiations, correspondence, or understandings relative to the subject matter hereof shall be deemed to be merged into this Agreement and shall be of no further force or effect. This Agreement may not be amended or modified except in writing executed by both parties hereto.

         5.5 Interpretation. This Agreement shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either Seller or Buyer. This Agreement shall be governed by and construed under and in accordance with the internal laws of the state of Utah. Whenever the context requires, the singular shall include the plural, the plural shall include the singular, the whole shall include any part thereof, any gender shall include both other genders, and the term "Buyer" shall include the Buyer herein named and any permitted assignee of such Buyer. The section headings contained in this Agreement are for purposes of reference only and shall not limit, expand, or otherwise affect the construction of any provision of this Agreement. Time is of the essence. The provisions of this Agreement shall be construed both as covenants and conditions in the same manner as though the words importing such covenants and conditions were used in each separate provision hereof.

         5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall together constitute one and the same instrument.

         5.7 No Waiver. Acceptance by either party of any performance less than required hereby shall not be deemed to be a waiver of the rights of such party to enforce all of the terms and conditions hereof. Except as otherwise expressly provided herein, no waiver of any such right hereunder shall be binding unless reduced to writing and signed by the party to be charged therewith.

         5.8 Right of Access. Until the date scheduled for Closing, Buyer and his authorized representatives shall, at all reasonable times, have the right to enter upon and examine the Property for the purpose of examining the condition thereof, conducting soils test, and preparing surveys. Buyer shall not conduct any invasive drilling or testing without the prior consent of Seller; the Seller may withhold any such consent if the proposed drilling or testing will damage the Property. Buyer agrees to indemnify, defend, and hold Seller harmless from all claims or liens for soils tests, surveys, or other reports or examination of the Property ordered by Buyer or his agents or representatives. Buyer also agrees to and hereby does indemnify and hold Seller harmless from and against all claims, obligations, liabilities, and damages resulting from such testing, drilling, investigations, inspections, or entry upon the Property by Buyer or his agents, representatives, or contractors. The provisions of this section 5.8 shall survive the Closing or any termination of this Agreement.

         5.9 Invalidity of Provision. If any of the provisions of this Agreement as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permitted by applicable law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this Agreement as a whole.

         5.10 Quit-Claim Deed. If for any reason, other than a breach by Seller of its obligations hereunder, the Closing does not occur, Buyer shall execute, acknowledge, and deliver to Seller a quit-claim deed to the Property or such

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other instrument as Seller may reasonably request for purpose of eliminating any cloud on the title to the Property that might result from this Agreement. The provisions of this section 5.10 shall survive any termination of this Agreement.

         5.11 No Recordation. Buyer covenants and agrees that neither this Agreement nor any memorandum or other notice of this Agreement shall be recorded in the real property records of the county in which the Property is located without the prior written consent of Seller.

         5.12 Disclaimer of Warranties. Buyer acknowledges that Buyer will, prior to closing, have the opportunity to conduct all tests and inspections of the property that it deems necessary or advisable. Accordingly, Seller makes no representation or warranty, express or implied (except as may be set forth in the deed delivered at Closing), and specifically disclaims any implied representation or warranty including representations or warranties as to the condition, quality, freedom from defects (whether or not detectable by inspection), fitness for Buyer's intended use, freedom from contamination by hazardous wastes or substances (whether or not detectable), zoning or other legal requirements, size, acreage, or boundaries of the property. Accordingly, Buyer assumes as of the date of Closing all risks relating to the Property including the risks described above and/or associated with conditions that may or may not be discoverable by inspection.

         5.13 Attorneys' Fees. In the event a party commences a legal proceeding to enforce any of the terms of this Agreement, the prevailing party in such action shall have the right to recover reasonable attorneys' fees and costs from the other party to be fixed by the court in the same action. The term "legal proceedings" as used above shall be deemed to include appeals from a lower court judgment and it shall include proceedings in the Federal Bankruptcy Court, whether or not they are adversary proceedings or contested matters. The term "prevailing party" as used above in reference to proceedings in the Federal Bankruptcy Court shall be deemed to mean the prevailing party in any adversary proceeding or contested matter, or any other actions taken by the nonbankrupt party that are reasonably necessary to protect its rights in the subject Property and the terms of this Agreement.

         5.14 Survival. The provisions of the indemnity agreement contained in section 5.8 shall survive any expiration or termination of this Agreement and shall not merge into any deed delivered and accepted upon the Closing of the transaction herein contemplated.

         5.15 Successors and Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the heirs, successors, transferees and assigns of the parties hereto. Neither Buyer nor Seller shall assign this Agreement or any rights hereunder to anyone except with the prior written consent of the other party; provided, Seller may assign this Agreement or its rights hereunder to any entity that is wholly-owned or ultimately owned (i.e., through various subsidiaries) by Seller or to any third party for purposes of effectuating a tax-tree exchange.

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         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the undersigned, hereunto duly authorized.

                                     SELLER
                                              Diatect International Corporation


                                              /s/ Dave Andrus
                                              ----------------------------------
                                              By:  Dave Andrus  Its CEO

                                      BUYER
                                              Morrell & Associates, LLC
                                              Phil Morrell, Member

                                              /s/ Philip Morrell
                                              ----------------------------------
                                              By: Philip Morrell Its CEO

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